10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  INTERMEDIATE FIXED INCOME INVESTMENTS :
  MANAGED BY: BLACKROCK FINANACIAL MANAGEMENT INC.
  September 1, 2002 through August 31, 2003

                        Trade                                          % of
Issuer                  Date     Selling Dealer       Amount     Price Issue(1)
Avalon Bay Communities 08/01/02 Lehman Brothers Inc. 9,550,000$99.880 6.37% 5.000% due 8/1/07

Bank of America         09/19/02 Bank of America      100,000,000 $99.630  10%
4.875% due 9/15/12

Limited Inc.            11/25/02 J.P. Morgan          150,000    $99.573  0.05%
                                 Chase & Co.

Goodrich Corp.          12/04/02 J.P. Morgan          270,000     $99.646  0.06%
                                 Chase & Co.

CS First Boston USA    12/12/02 CS First Boston Corp. 250,000     $99.906  0.02%


Bank One NA           01/07/03 Banc One Capital     325,000     $99.778  0.33%
                                 Markets Inc.


Prudential Financial    04/28/03 JP Morgan Chase      250,000     $99.950  0.05%


Bear Stearns             6/18/03 Bear Strearns       27,470,575   $99.893  0.03%
2.875% due 7/2/08


GMAC                     6/26/03 Morgan Stanley      78,939,170    $99.923 0.08%
4.500% due 7/15/06

General Motors Corp      6/26/03 Morgan Stanley      86,413,620    $99.326 0.09%
7.125% due 7/15/03



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.


10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  LONG-TERM BOND INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT INC.

September 1, 2002 through August 31, 2003

                        Trade                                       % of
Issuer                  Date     Selling Dealer  Amount    Price    Issue(1)
Freddie Mac             09/12/02 Barclays        1,000,000 $99.655  0.03%
3.500% due 09/15/07

Freddie Mac             10/03/02 HSBC            770,000   $99.282  0.02%
4.750% due 10/11/12

Detroit Edison Co.      10/16/02 Barclays        100,000   $98.864  0.04%
6.350% due 10/15/32

Target Corp.            10/29/02 Merrill Lynch   60,000    $99.760  0.01%
6.350% due 11/01/32

Washtington Mutual      11/14/02 Deutsche Bank   120,000   $5.500   0.02%
Bank FA
10.375% due 01/15/10

Goldman Sachs Group   02/06/03 Goldman Sachs   80,000    $100.00  0.004%
6.125% due 5/15/33

DTE Energy Co.        3/27/03 BarclaysCapital  40,000    $99.163   0.01%
6.375% due 4/15/33

Consolidated Edison   04/07/03 Merrill Lynch   30,000    $99.416   0.02%
5.875% due 4/1/33

Bear Stearns & Co.     6/18/03 Bear Stearns  16,925,200  $99.56    0.03%
4.65% due 7/2/18



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.


10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  LARGE CAPITALIZATION GROWTH INVESTMENTS:
  MANAGED BY: TURNER INVESTMENT PARTNERS, INC.

September 1, 2002 through August 31, 2003

                     Trade                                       % of
Issuer               Date     Selling Dealer    Amount  Price    Issue(1)
Weight Watchers   09/17/02 CS First Boston   4,250   $42.000  0.03%
International

Wellchoice Inc.     11/07/02 CS First Boston   2,600   $25.000  0.02%



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.






10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  INTERNATIONAL FIXED INCOME INVESTMENTS:
  MANAGED BY: JULIUS BAER INVESTMENT MANAGEMENT INC.

September 1, 2002 through August 31, 2003

                   Trade                                           % of
Issuer            Date     Selling Dealer       Amount   Price   Issue(1)
FHLMC      09/26/02 Lehman Brothers London  Euro38,500,000 $99.727 0.08%
4.750% due 01/15/13



(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.



10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  MULTI-SECTOR FIXED INCOME INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT CO.

September 1, 2002 through August 31, 2003

                        Trade                                        % of
Issuer                  Date     Selling Dealer    Amount  Price     Issue(1)
EMC Mortgage            09/24/02 Bear Stearns      80,000  $100.000  0.12%
1.000% due 10/25/32

Conoco Phillips         10/02/02 J.P. Morgan       20,000  $100.000  0.00%*
4.750% due 10/15/12              Chase & Co.

KFW International       10/09/02 J.P. Morgan       20,000  $99.980   0.00%*
Finance                          Chase & Co.
2.500% due 10/17/05

Detroit Edison          10/16/02 Barclays          10,000  $99.326   0.00%*
6.350% due 10/15/32

FNMA                    10/24/02 Bear Stearns      40,000  $99.913   0.80%*
2.875% due 10/15/05

Sanmina Corp.           12/18/02 Lehman Brothers   1,000   $100.000  0.03%
10.375% due 01/15/10

Bank One NA Illinois    01/07/03 Bank One Capital  90,000  $99.778   0.01%
3.700% due 01/15/08

Comcast Corp.           01/07/03 J.P. Morgan       30,000  $99.710  0.00%*
6.500% due 01/15/15              Chase & Co.

Lehman Brothers         01/13/03 Lehman Brothers   70,000  $99.590   0.01%
4.000% due 01/22/08

Freddie Mac             01/15/03 Bank America      40,000  $99.017  0.00%*
4.500% due 01/15/13

General Electric Co    01/23/03 Morgan Stanley    10,000  $99.626   0.00%*
5.000% due 02/01/13

Georgia Pacific         01/23/03 Goldman Sachs     6,000   $99.360   0.02%
8.875% due 02/01/10

Georgia Pacific         01/23/03 Goldman Sachs     6,000   $100.000  0.02%
9.375% due 02/01/13

Cascades Inc.           01/31/03 Scotia Capital    9,000   $100.000  0.18%
7.250% due 02/15/13

Provision of British    4/22/03 Lehman Brothers   110,000  $99.478   0.02%
4.300% due 5/13/03

FNMA Agency             2/27/03 BONY Countrywide  180,000  $99.706   0.004%
2.125% due 4/15/06

FNMA Agency             4/24/03 BONY Countrywide   40,000 $99.941    0.001%
2.250% due 5/15/06

Fleet Hel Trust         4/10/03 Lehman Brothers    200,000 $100.00   0.030%
1.570% due 1/20/33

Goldman Sachs Group     3/26/03 Goldman Sachs      75,000  $99.977  0.007%
5.25% dye 4/1/13

Liberty Media Group     4/30/03 Lehman Brothers  20,000  $99.628   0.002%
5.70% due 5/15/13

Moore North America     3/11/03 Duetche Bank     3,000  $99.299    0.060%
7.875% due 1/15/11

AES Corp                5/1/03 UBS Paine Webber 8,500,000  $100.00   0.08%
8.750% due 5/15/13

PG&E Corp.             6/27/03 Lehman Brothers  2,000,000  $100.00   0.00%*
6.876% due 7/15/08

FHLMC                  7/15/03 Goldman Sachs    5,992,260  $99.871   0.00%
1.500% due 8/15/05

Mohegan Tribal Gaming  7/1/03 Bank of America   2,000,000 $100.00    0.19%
6.375% due 7/15/09

RAMPHEQ                5/22/03 JP Morgan Chase 20,000,000 $100.00    0.02%
1.000% due 11/25/20


(1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.
*  Amount represents less than 0.01%


10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  SMALL CAPITALIZTION GROWTH INVESTMENTS:
  MANAGED BY: WALL STREET ADVISORS:

September 1, 2002 through August 31, 2003

Cray Inc.               2/13/03 Needham         15,700  $6.20  0.01%

MEMC Electronics     5/15/03 Lehman Brothers 795,000   $10.00   0.40%



1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.



10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  HIGH YIELD BOND INVESTMENTS:
  MANAGED BY: WESTERN ASSET MANAGEMENT:

September 1, 2002 through August 31, 2003
ANR Pipeline          2/28/03 CSFB             650,000 $98.718 0.022%
8.875% due 3/15/10

Crown Holdings        2/11/03 Deutsche Bank       450,000 $100.00 0.04%
9.500% due 3/1/11

Crown Holdings        2/11/03 Deutsch Bank       450,000 $100.00 0.06%
10.875% due 3/1/13

Equistar Chemical     4/16/03 CSFB              630,000 $100.00  0.14%
10.625% due 5/1/11

Moore North America   3/11/03 Duetsche Bank       244,000 $99.299 0.06%
7.875% due 1/15/11

Northwest Pipeline     2/27/03 Lehman Brothers    179,000 $100.00 0.10%
8.125% due 3/1/10

Owens Brockway Glass   4/29/03 Duetche Bank       584,000 $100.00 0.13%
8.25% due 5/15/03

Southern Natural Gas   2/28/03 CSFB              650,000 $98.718 0.16%
8.875% due 3/15/10

Vivendi Universal      4/3/03 JP Morgan          375,000 $100.00 0.04%
9.25% due 4/15/10

XTO Energy Inc         4/17/03 Lehman Brothers   344,000 $100.00 0.09%
6.25% due 4/15/13

Williams Cos.           6/5/03 Lehman Brothers  21,500,000 $100.00 0.03%
8.625% due 6/1/10

Eircom Funding         7/29/03 Deutsche Bank    14,500,000 $100.00 0.07%
8.25% due 8/15/03

Speedway Motor Sports 5/8/03 Bank of America 29,800,000 $100.00 0.12% 6.75% due 6/1/13

Titan Corp             5/9/03 CS First Boston   18,800,000 $100.00  0.09%
8.000% due 5/15/11

Norske Skog Canada     5/8/03 Merrill Lynch    48,490,863  $102.953  0.31%
8.625% due 6/15/11

Flextronics            5/8/03  Bear Stearns    33,600,000  $96.00    0.08%
6.50% due 5/15/13

Amkor Technologies     5/1/03  JP Morgan Chase 65,000,000   $100.00  0.015%
7.75% due 5/15/13

Rent a Center          5/1/03  Lehman Brothers  28,400,000   $100.00  0.09%
7.500% due 5/1/10

Vertis                 5/22/03  Deutche Bank     25,212,873  $97.347  0.07%
9.750% due 4/1/09

Medex, Inc             5/14/03 Lehman Brothers    18,100,000 $100.00  0.12%
8.875% due 5/15/13

AES Corp               5/1/03 UBS Paine Webber  160,600,000  $100.00  0.18%
9.000% due 5/15/15

AES Corp               5/1/03 UBS Paine Webber   5,900,000  $100.00   0.18%
8.75% due 5/15/15

Universal Compression   5/21/03  Lehman Brothers 72.661,875 $101.625  0.40%
7.25% due 5/15/10

El Paso Production    5/21/03 CS First Boston   66,613,500  $98.250  0.05%
7.75% due 6/1/13

Triton PCS             5/30/03 Lehman Brothers  37,800,000  $100.00  0.05%
8.50% due 6/1/13

Tenneco Automotive    6/10/03 JP Morgan Chase   53,900,000  $100.00  0.15%
10.25% due 7/15/13

Williams Companies  6/5/03  Lehman Brothers     22,100,000  $100.00  0.03%
8.625% due 6/1/10

PG&E Corp           6/27/03 Lehman Brothers     115,000,000 $100.00   0.19%
6.875% due 7/15/08

Eircom              7/29/03 Deutche Bank        20,000,000  $100.00   0.08%
8.25% due 8/15/13

Case New Holland     7/29/03 UBS Paine Webber   98,621,000  $98.621   0.13%
9.25% due 8/1/11

Abitibi Consolidated  6/13/03 Bank of America   49,629,500  $99.259   0.14%
6.000% due 6/20/13

Mohegan Tribal Gaming  7/1/03 Bank of America    60,000,000  $100.00  0.19%
6.375% due 7/15/09

Dominios             6/18/03 JP Morgan Chase    46,759,938  $99.278   0.10%
8.25% due 7/1/11



1)  Represents purchases by all affiliated funds; may not exceed
             25% of the principal amount of the offering.


10f-3 REPORT

CONSULTING GROUP CAPITAL MARKETS FUND
  MULTI-STRATEGY MARKET NUETRAL INVESTMENTS:
  MANAGED BY: CALAMOS ASSET MANAGEMENT:

September 1, 2002 through August 31, 2003


General Motors Corp     6/27/03 Morgan Stanley    3,000,000  $25.000 0.08%


TXU Corp                7/10/03 CS First Boston  199,000,000  $99.50 0.38%